Exhibit 99.1

OptimizeRx CEO, William Febbo, to Speak at Bank of America 4th Annual HCIT and Digital Health Symposium Today, December 9, 2020

ROCHESTER, Mich. – December 9, 2020 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies, physicians and patients, has been invited to participate at the Bank of America 4th Annual HCIT and Digital Health Symposium on December 9-10.

OptimizeRx CEO William Febbo will be a speaker on the panel, “Trends in Tech-Enabled Rx Supply Chain.” The panel will be moderated by Rajat Bhatia, a Director in Global Healthcare Investment Banking at BofA Securities, and Justin Walter, Head of Healthcare Services Investment Banking at BofA Securities.

Event attendees will include healthcare-focused Bank of America corporate and commercial clients, executives from healthcare services and digital health companies, as well as private equity, venture capital and crossover equity investors.

About OptimizeRx

OptimizeRx is a digital health company that provides communications solutions for life science companies, physicians and patients. Connecting over half of healthcare providers in the US and millions of patients through a proprietary network, the OptimizeRx digital health platform helps patients afford and stay on medications. The platform unlocks new patient and physician touchpoints for life science companies along the patient journey, from point-of-care, to retail pharmacy, through mobile patient engagement.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words ‘estimate,’ ‘possible’ and ‘seeking’ and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other material risks.

Company Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ron Both or Grant Stude

CMA Investor Relations

Tel (949) 432-7557

oprx@cma.team